For Immediate Release

ChyronHego CEO Michael Wellesley-Wesley to Retire Effective December 31, 2013; Board Selects Johan Apel as Successor

MELVILLE, N.Y. — September 4, 2013 — ChyronHego Corporation (NASDAQ: CHYR) today announced that CEO Michael Wellesley-Wesley has informed the board of directors of his plans to retire as the Company’s chief executive officer after 10 years of service. ChyronHego president and chief operating officer, Johan Apel, will succeed Wellesley-Wesley as CEO effective January 1, 2014. Wellesley-Wesley will remain a member of ChyronHego’s Board of Directors.

"The recent completion of the combination of Chyron and Hego unites two pioneering companies to create a global leader in broadcast graphics creation, playout and real-time data visualization,” said Wellesley-Wesley. “This is a truly transformative leap forward, and it presents an appropriate opportunity to define an orderly succession whereby the leadership responsibilities for the combined company transfer to Johan Apel. Johan is superbly well qualified to develop and execute the vision, the strategies and operating concepts for ChyronHego in ways that will allow us to simultaneously address the evolving needs of customers and the expectations of our shareholders."

"Michael Wellesley-Wesley has had a distinguished career, working tirelessly on behalf of ChyronHego’s customers, shareholders and employees to build a strategically focused company with a products and services portfolio shaped to meet the challenges of today's media production environment with an increased emphasis on ‘live’ production tools and services," said Roger Ogden, ChyronHego Chairman.  “Throughout his tenure, Michael and the board have focused on identifying and developing talent and assuring a high-quality succession plan as a cornerstone of good corporate governance. The board has every confidence in Johan’s ability to take the company forward and build shareholder value.”

Johan Apel has served as ChyronHego President and COO since May 2013. He previously served as Chairman and CEO of Hego AB.

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About ChyronHego
ChyronHego (NASDAQ: CHYR) is a global leader in broadcast graphics creation, playout and real-time data visualization with a comprehensive range of products and services for live television, news and sports production. ChyronHego's end-to-end graphics offerings include hosted services for graphics creation and order management, on-air graphics systems, clip servers, social media and second screen applications, channel branding, graphics asset management, virtual and touch graphics, telestration, and 3D player tracking. Headquartered in Melville, N.Y., the company also has offices in the Czech Republic, Denmark, Finland, Mexico, Norway, Singapore, Slovak Republic, Sweden and the United Kingdom. More information about ChyronHego products and services is available at www.chyronhego.com. The Company's investor relations information is at www.chyron.com, click on Investors.

Special Note Regarding Forward-looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to our belief that the recent combination of Chyron and Hego has created a global leader in broadcast graphics creation, playout and real-time data visualization, and represents a transformative leap forward. These forward-looking statements are based on management's current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: current and future economic conditions that may adversely affect our business and customers; potential fluctuation of our revenues and profitability from period to period which could result in our failure to meet expectations; our ability to integrate the operations of Chyron and Hego successfully and in a timely manner; our ability to maintain adequate levels of working capital; our ability to successfully maintain the level of operating costs; our ability to obtain financing for our future needs should there be a need; our ability to incentivize and retain our current senior management team and continue to attract and retain qualified scientific, technical and business personnel; our ability to expand our Axis online graphics creation solution or to develop other new products and services; our ability to generate sales and profits from our Axis online graphics services, workflow and asset management solutions; rapid technological changes and new technologies that could render certain of our products and services to be obsolete; competitors with significantly greater financial resources; introduction of new products and services by competitors; challenges associated with expansion into new markets; failure to stay in compliance with all applicable NASDAQ requirements that could result in NASDAQ delisting our common stock; and, other factors discussed under the heading "Risk Factors" contained in Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2012 and Part II, Item 1A of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013, which have been filed with the Securities and Exchange Commission, as well as any updates to those risk factors filed from time to time. All information in this press release is as of the date of the release and we undertake no duty to update this information unless required by law.
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